UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2005

DDi Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30241 (Commission File Number)	06-1576013 (IRS Employer Identification No.)

1220 Simon Circle Anaheim, California (Address of principal executive offices)		92806 (Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement

     On June 2, 2005, DDi Corp., a Delaware corporation (the “Company”) entered into a Standby Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Standby Purchasers”) to fully backstop the Company’s $75 million rights offering to holders of its common stock (the “Rights Offering”). Each Standby Purchaser or one or more of its affiliates is an owner of the Company’s common stock and/or the Company’s Series B Preferred Stock. Entities affiliated with Contrarian Turnaround Equities, LLC, one of the Standby Purchasers, beneficially own approximately 8.5% of the Company’s outstanding Common Stock and approximately 5.6% of the Company’s outstanding Series B-2 Preferred Stock. The investment manager to QVT Fund LP, one of the Standby Purchasers, has a derivative position with respect to approximately one third of the Company’s outstanding Series B-2 Preferred Stock and certain common stock positions. On May 27, 2005, the Company filed a Registration Statement on Form S-3 (File No. 333-125345) with the Securities and Exchange Commission (the “SEC”) relating to the Rights Offering. If all such rights are exercised and all shares are sold, the Company would receive aggregate gross proceeds, before expenses, of $75 million.

     On June 2, 2005 the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

     Item 3.02 contains a brief description of the terms and conditions of the Purchase Agreement and the agreements related to the Purchase Agreement that are material to the Company and such description is incorporated by reference into this Item 1.01. The description of the terms and conditions of the Purchase Agreement, as well as the related form of Standby Warrant, form of Break-up Warrant and form of Registration Rights Agreement, is qualified in its entirety by reference to the Purchase Agreement, form of Standby Warrant, form of Break-up Warrant and form of Registration Rights Agreement, each of which is attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

     In connection with the Rights Offering, the Company entered into the Purchase Agreement with Caiman Partners, L.P., Contrarian Turnaround Equities, LLC, Greywolf Capital Partners II LP, QVT Fund LP, Sankaty Credit Opportunities, L.P., Sankaty High Yield Asset Partners, L.P., Sankaty High Yield Partners II, L.P., Sankaty High Yield Partners III, L.P. and Sankaty Prospect Credit Partners, L.P. (each, a “Standby Purchaser” and together with their permitted assignees, collectively, the “Standby Purchasers”). The Purchase Agreement obligates the Company to sell, and requires each Standby Purchaser to subscribe for and purchase from the Company, a number of shares of the Company’s common stock equal to the “Shortfall” (as defined below) divided by the subscription price per share paid by holders exercising rights in the Rights Offering (the “Standby Commitment”). The “Shortfall” is the amount by which $75,000,000 exceeds the aggregate subscription price to be paid by the Company’s stockholders who subscribe for and purchase shares in the Rights Offering. The price paid by the Standby Purchasers for such common stock will be equal to the subscription price in the Rights Offering. Each non-transferable subscription right issued to stockholders in the Rights Offering provides the right to purchase additional shares of the Company’s common stock, the exact number of which will be determined by dividing the gross proceeds of $75,000,000 by the subscription price. The per share subscription price will equal 50% of the average closing price of the Company’s common stock for the 20 trading day period ending two trading days prior to the commencement of the Rights Offering.

     The issuance and sale of common stock to the Standby Purchasers pursuant to the Purchase Agreement will be consummated, if necessary, on the third business day following the expiration of the Rights Offering, and will be made through a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to Regulation D promulgated under the Securities Act, and is exempt from the registration obligations under Section 5 of the Securities Act. Each of the Standby Purchasers has represented to the Company that they are “qualified institutional buyers” as such term is defined in Rule 144A promulgated under the Securities Act of 1933, as amended.

     Upon the closing of the transactions contemplated by the Purchase Agreement, as compensation for the Standby Commitments, the Company will issue to the Standby Purchasers warrants (the “Standby Warrants”) to purchase an aggregate number of shares of the Company’s common stock equal to 10.7% of the Company’s common stock (on a fully diluted basis, assuming only one-third of the outstanding shares of the Company’s Series B Preferred Stock remain outstanding and not taking into account any securities exercisable into the Company’s common stock that are issued pursuant to the Company’s proposed 2005 Incentive Plan) at an exercise price equal to the subscription price in the Rights Offering. The issuance and sale to the Standby Purchasers of the Standby Warrants and the shares of the Company’s common stock issuable upon the exercise of the Standby Warrants will be made through a private placement under Section 4(2) of the Securities Act or pursuant to Regulation D promulgated under the Securities Act, and is exempt from the registration obligations under Section 5 of the Securities Act.

     In connection with the Purchase Agreement, the Company agreed that upon the closing of the transactions contemplated by the Purchase Agreement the Company will enter into a Registration Rights Agreement with the Standby Purchasers (the “Registration Rights Agreement”) pursuant to which the Company will register the resale of (i) the shares of the Company’s common stock that each Standby Purchaser is acquiring in the Rights Offering in its capacity as a stockholder of the Company to the extent such shares are not freely tradeable, (ii) the shares of the Company’s common stock that are purchased by the Standby Purchasers pursuant to the terms of the Purchase Agreement, (iii) the shares of Common Stock issuable upon the exercise of the Standby Warrants and the Break-up Warrants and (iv) any other shares of Common Stock owned by the Standby Purchasers as of the date of the Registration Rights Agreement. As a result, once a registration statement with respect to such shares is declared effective by the Securities and Exchange Commission such shares would be eligible for resale in the public market without restriction to the extent not already so eligible for resale. In the event of certain defaults by the Company under the registration rights agreement, the Company will pay to the holders of the securities registrable under the registration rights agreement a penalty. At the Company’s discretion, the penalty may be paid in cash or in warrants (the “Liquidated Damages Warrants”) to purchase shares of the Company’s common stock. The Liquidated Damages Warrants will contain the same terms as the Standby Warrants except that they shall have an exercise period of one year from the date of actual issuance, and they will have an exercise price (x) with respect to the first installment of Liquidated Damages Warrants, equal to the average daily closing price for the Company’s common stock on the Nasdaq for the twenty (20) trading days ending two (2) trading days before the date on which the Company first becomes obligated to pay the liquidated damages and (y) with respect to any subsequent installment of Liquidated Damages Warrants, on the first business day of the month period for which such installment is issuable. The issuance and sale to the Standby Purchasers of the Liquidated Damages Warrants and the shares of the Company’s common stock issuable upon the exercise of the Liquidated Damages Warrants will be made through a private placement under Section 4(2) of the Securities Act or pursuant to Regulation D promulgated under the Securities Act, and is exempt from the registration obligations under Section 5 of the Securities Act.

     The obligation of any of the Standby Purchasers to exercise the Standby Commitments will be subject to customary closing conditions, including obtaining the approval of the stockholders of the Company of (i) the transactions contemplated by the Purchase Agreement and (ii) the authorization of a sufficient number of additional shares of Common Stock for issuance (x) in the Rights Offering, (y) as unsubscribed shares pursuant to the Purchase Agreement and (z) upon exercise of certain warrants to be issued under the Purchase Agreement.

     If the Purchase Agreement is terminated other than by the consent of the Company and all of the Standby Purchasers or by the Company as a result of certain breaches of the Standby Purchasers’ obligations under the Purchase Agreement, the Company will issue to the Standby Purchasers warrants (the “Break-up Warrants”) to purchase an aggregate number of shares of the Company’s common stock equal to 10.7% of the Company’s common stock (on a fully diluted basis, assuming only one-third of the outstanding shares of the Company’s Series B Preferred Stock remain outstanding and not taking into account any securities exercisable into the Company’s common stock that are issued pursuant to the Company’s proposed 2005 Incentive Plan) at an exercise price equal to 50% of the average daily closing price for the Company’s common stock on the Nasdaq for the twenty (20) trading days ending two (2) trading days before the date of termination of the Purchase Agreement. The issuance and sale to the Standby Purchasers of the Break-up Warrants and the shares of the Company’s common stock issuable upon the exercise of the Break-up Warrants will be made through a private placement under Section 4(2) of the Securities Act or pursuant to Regulation D promulgated under the Securities Act, and is exempt from the registration obligations under Section 5 of the Securities Act.

     The foregoing is only a summary of the Purchase Agreement, the Standby Warrant, the Break-up Warrant and the Registration Rights Agreement. You are urged to read the Purchase Agreement, attached hereto as Exhibit 10.1, the form of Standby Warrant, attached hereto as Exhibit 10.2, the form of Break-up Warrant, attached hereto as Exhibit 10.3 and the Registration Rights Agreement, attached hereto as Exhibit 10.4, each in their entirety for a more complete description of the terms and conditions of such agreements, and each such agreement is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated as of June 2, 2005, by and between DDi Corp. and Caiman Partners, L.P., Contrarian Turnaround Equities, LLC, Greywolf Capital Partners II LP, QVT Fund LP, Sankaty Credit Opportunities, L.P., Sankaty High Yield Asset Partners, L.P., Sankaty High Yield Partners II, L.P., Sankaty High Yield Partners III, L.P. and Sankaty Prospect Credit Partners, L.P.

10.2	Form of Standby Warrant.

10.3	Form of Break-up Warrant.

10.4	Form of Registration Rights Agreement.

99.1	Press Release of DDi Corp., dated June 2, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.
Date: June 2, 2005	By:	/S/ MIKEL H. WILLIAMS
Mikel H. Williams
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Purchase Agreement, dated as of June 2, 2005, by and between DDi Corp. and Caiman Partners, L.P., Contrarian Turnaround Equities, LLC, Greywolf Capital Partners II LP, QVT Fund LP, Sankaty Credit Opportunities, L.P., Sankaty High Yield Asset Partners, L.P., Sankaty High Yield Partners II, L.P., Sankaty High Yield Partners III, L.P. and Sankaty Prospect Credit Partners, L.P.

10.2	Form of Standby Warrant.

10.3	Form of Break-up Warrant.

10.4	Form of Registration Rights Agreement.

99.1	Press Release of DDi Corp., dated June 2, 2005.